                                                                   Exhibit 10.74

HYRESAVTAL

1
Hyresgivare            Oy KWH Plast Ab, Jakobstad

2
Hyrestagare            Isora Oy

3
Hyresobjektet och dess anvanding

                       Av bilaga 1 framgaende produktions- och kontorsutrymmen vilka ar belagna pa lagenheten Jarnvagsgatan 22, samt yttre omraden enligt bilaga 2, punkt 3.
                                            ------

                       Hyresobjektet skall anvandas for Hyrestagarens industriella verksamhet.
4
Hyrestid Hyrestiden ar 5 ar, fran 12 april 1995 till 12 april 2000. Hyresavtalet kan uppsagas av bade hyrestagaren och hyresgivaren fore avtalad hyrestids utgang enligt bestammelser som ingar i bilagda allmanna villkor.

5
Hyra Hyran ar 325 000 mark per ar. Fran och med ar 1996 och under de darpa foljande aren justeras hyran en gang per ar sa att hyran motsvarar 325 000 mark okad med den forandring i levnadskostnadsindex (medeltal under aret) som skett fran och med ar 1995 till respektive hyresar.
6
Forhandsratt att forhandla om kop

                       Ifall tredje part onskar kopa en del eller hela hyresobjektet pa villkor som hyresgivaren ar beredd att acceptera, har hyrestagaren ratt att kopa de berorda utrymmena pa samma villkor som tredje part. Hyrestagaren skall meddela huruvida hyrestagaren onskar nyttja denna forhandsratt inom fjorton (14) dagar fran att ha blivit tillfragad darom av hyresgivaren.
7
Hyresavtalets allmanna villkor

                       I ovrigt tillampas pa detta avtal de allmanna villkor som bilagges detta avtal och som hyrestagaren noggrannt last och gjort sig fortrogen med.
8

Ikrafttradande         Detta hyresavtal trader ikraft da bada parterna
                       undertecknat detsamma.

                       Detta hyresavtal ar uppgjort i tva likalydande exemplar, ett for vardera avtalsparten.

                       Jakobstad den 24.1.1995

                       Oy KWH Plast Ab       Isora Oy



                       Peter Hoglund         Hannu Lehtonen



                                             Per-Ole Hjulfors

ALLMANNA VILLKOR


1
Betalning av hyran     Hyrestagaren bor erlagga hyran, utan sarskilt yrkande
                       halvarsvis i forskott senast den tredje bankdagen i varje
                       hyresperiod. Den forsta hyran betalas dock for perioden
                       13 april 1995 till 30 juni 1995 (79 dagar=70 342 mark)
                       och erlaggs undantagsvis i efterskott samtidigt som rat
                       tva for (2) ar 1995 erlaggs i forskott.
2
Forsening av hyresbetalningen

                       Om betalningen av hyran forsenas skall pa det obetalda beloppet erlaggas 16% arlig ranta raknat fran forfallodagen till betalningsdagen.

                       Dartill bor hyrestagaren erlagga till hyresgivaren de kostnader, som uppkommer da hyran skall indrivas eller eventuell pant skall realiseras.

3
Hyresobjektets skick   Hyrestagaren, som ar val inforstadd med hyresobjektets
                       forhallanden, godkanner det i det skick det ar da
                       hyrestiden borjar. Hyrestagaren forbinder sig, att under
                       hyrestiden pa egen bekostnad halla och efter hyrestiden
                       aterborda hyresobjektet i gott skick med beaktande av
                       hyresobjektets and vandingssatt och hyrestid och det
                       skick hyresobjektet anvandningssatt hade vid
                       ikrafttradandet.
4
Anvandningen och underhall av hyresobjektet

                       Hyrestagaren svarar for kostnader for el och uppvarmning samt for alla ovriga nodiga kostnader som hanfor sig till hyresobjektets anvandning, skotsel och underhall.

                       Hyrestagaren alaggs att betala hyra aven for sadan tid, da hyresobjektets anvandning forhindras pa grund av myndigheters bestammelser eller av annan orsak, om avbrottet fororsakats av hyrestagarens atgarder eller forsummelse.

                       Hyrestagaren svarar for, att hyresobjektet ar i sadant skick som pabjudes av myndigheter och lag samt ovriga bestammelser.

                       Hyresgivaren ar befriad fran allt ansvar for skada som hyresobjektets bruk kan asamka manniskor, djur eller annan fast eller los egendom eller miljon, oberoende av om skadan fororsakats av hyrestagaren eller inte.

5
Grundreparation        Varje ar, inom april-maj manad, skall hyrestagaren och
                       hyresgivaren genomga och overenskomma om eventuella grundreparationer. Hyresgivaren svarar for grundreparationskostnader.

Hyresobjektets forsakring

                       Hyresgivaren svarar endast for, att hyresobjektet ar forsakrat till ateranskaffningsvarde under hyrestiden. Hyresgivaren svarar for de kostnader denna forsakring medfor.

7
Hyresobjektets skada eller forstorelse

                       Ifall hyresobjektet skadas skall hyrestagaren ofordrojligen meddela hyresgivaren. Om skadan ar fororsakat av hyrestagaren, ar hyrestagaren ansvarig for att pa egen bekostnad aterstalla hyresobjektet i ett i punk 3 namnt skick, dock att ersattning i forsta hand skall sokas hos forsakringsbolaget. Skyldigheten ar i kraft oberoende av om skada uppstatt av sadan orsak, som av forsakringsbolaget inte godkannes sasom grund for forsakringsersattning.

                       Hyrestagaren ar skyldig att betala hyran for hyresobjektets reparationstid samt aven for annan sadan tid da hyresobjektet inte anvants eller inte kan anvandas for att det skadats eller forstorts, i det fall att hyrestagaren har fororsakat skadan. Om hyresobjektet forsakrats for sadan risk och om full ersattning erhallits av forsakringsbolaget for sadan risk, befrias hyrestagaren fran ansvar i motsvarande man. Till forsakringen hanforande kostnader, sasom varderingskostnader och eventuella sjalvriskandelar, pafors hyrestagaren.

                       Ifall hyrestagaren har fororsakat skadan och hyresobjektet skadas eller forstors sa att det inte kan anvandas eller repareras eller annars forloras, och om forsakringen inte, pa grund av skal som inte beror pa hyresgivaren, tacker skadan, ar hyrestagaren skyldig att ersatta hyresgivaren med vardet av den forstorda eller forlorade egendomen.

8
Overlatelse av hyresrattigheterna

                       Hyrestagaren far inte overfora hyresrattigheterna pa tredje person utan hyresgivarens skriftliga samtycke. Hyrestagaren har inte heller ratt att hyra ut hyresobjektet helt eller delvis i andra hand utan hyresgivarens skriftliga samtycke.

9
Hyresgivarens granskningsratt

                       Hyresgivaren eller hans ombud har ratt att narsomhelst han onskar granska hyresobjektet, forusatt att det kan ske utan att hyrestagaren fororsakats oskalig olagenhet darav.

                       Uppdagas vid en sadan granskning brisfallighet i hyresobjektets skick eller om hyrestagaren underlatit att halla hyresobjektet i avtalsenligt skick eller underlatit att skrida till andra nodiga atgarder for att halla hyresobjektet i avtalsenligt skick ager hyresgivaren ratt att i stod av ett sakkunnigutlatande och efter vederborligt horande av hyrestagaren pa hyrestagarens bekostnad atgarda dessa brister. Hyrestagaren har dock alltid ratt att i forsta hand inom skalig tid sjalv pa egen bekostnad atgarda bristerna.

10
Uppsagning av hyresavtalet

                       Bade hyrestagaren och hyresgivaren ager ratt att uppsaga hyresavtalet med sex (6) manaders uppsagningstid.

11
Hyresgivarens ratt att hava avtalet

                       Hyresgivaren ager ratt att hava avtalet omedelbart och ta hyresobjektet i sin besittning, samt avensa skrida till atgarder for uthyrning av hyresobjektet savitt

                       a) hyresbetalningen forsenas mer an trettio (30) dagar;
                       b) hyrestagaren ej underhallit hyresobjektet i enlighet
                          med detta avtal och ej heller efter uppmaning inom skalig utsatt tid tillrattalagger situationen;
                       c) hyrestagaren trader i likvidation eller forsatts i
                          konkurs;
                       d) hyrestagaren anvander hyresobjektet for olagligt
                          andamal eller bryter vasentligt pa annat satt mot dessa avtalsvillkor.

12
Foljder av avtalets havning

                       Om hyresgivaren haver avtalet pa grund av nagot i forenamnda punkt 11 angivet skal, ar hyrestagaren forpliktad att erlagga till hyresgivaren forutom de redan forfallna och obetalda hyrorna jamte eventuell drojsmalsranta aven

                       . av hyresobjektet eller dess bruk foranledda kostnader eller andra forpliktelser, for vilka hyrestagaren enlig lag eller hyresavtal ar ansvarig och vilka tillkommer hyresgivaren i egenskap av hyresobjektets agare eller eljest pa grund av avtalets havning.

13
Aterstallande av hyresobjektet vid hyresperiodens utgang

                       Efter avtalets utgang ar hyretagaren skyldig att pa egen bekostnad aterstalla hyresobjektet for hyresgivarens bruk i ett i punkt 3 motsvarande skick.

                       Ifall hyrestagaren forsummar aterstallningspliktelsen betraffande hyresobjektet eller om hyresobjektet vid aterstallandet inte ar i ett ovan namnt skick, har hyresgivaren sjalv ratt att ta hyresobjektet i sin besitting och/eller stalla det i namnt skick pa hyrestagarens bekostnad.

14
Allmant Ifall nagot av detta avtals villkor senare konstateras vara ogiltigt, forbinder sig parterna att vid behov andra eller tolka detta sa, att villkor som konstaterats vara ogiltigt ersatts med ett sadant nytt villkor, som ur parternas synvinkel i mojligast storsta man leder till samma ekonomiska slutresultat for parterna som detta avtal.

15
Avgorande av tvister   Tvister som harror ur detta avtal skall handlaggas av den
                       allmanna underratten i Jakobstad stad.

KWH
PLAST                                        PROTOKOLL

Jacobstad    Groop/mc                           23.4.1990

ISORA - KWH PLAST SAMARBETF

Diskussionstillfalle


Tid              20.4.1990, kl 09.00

Narvarande       Groop D
                 Hjulfors P-O
                 Hoglund P-E
                 Lehtonen Hannu
                 Tirkkonen Sirkka

              1 For att uppfriska de narvarandes minne presenterade PEH hyreskontraktet mellan Isora och KWH Plast.

              2 Forsaljningen av anga till Isora har en langre tid distkuterats. Isora anser att det nuvarande priset 160 mk/ton ar en hog kostnad och KWH Plast att det ar en dalig affar.

                 Orsaken till detta ar att Isora val skulle komma till ratta med orenare anga och med lagre tryck. For KWH ar den stotiga angforbrukning ett stort problem i synnerhet mellan kl. 06.00-
                 09.00 nar styroxen kor igang for dagen. Eftersom vart pannrum skall vara obemannat staller detta till verkliga problem.

                 En sak som bor noteras i samband med energidebiteringen ar att KWH koper tillbaka en del av energin i form av hyrda utrymmen.

                 Ifall Isoras kostnadskalkyl tillater kommer en pannanskaffning att kunna goras 1991.

                 Utrymmesutnyttjandet (som namnts i protokollet 19.10.89) slogs fast.

                 . Gransen mellan Isora och Jarnvagsgatan 21 ar definierad och inritad pa kartan.
                 . Parkeringsutrymme norr om KWH Plasts verkstad ar ocksa inritat pa kartan inkl. det arbetsutrymme som finns bakom verkstaden.

                 Inre omraden:

                 .  Isora avstar fran sin andel av plathallen vid Jarnvagsgatan
                    21.
                 . Isora avstar fran sin del av vindsvaningen i Jarnvagsgatan 23 samt fran "gula paviljongen".
                 . Isora far tillgang till den nybyggda lagerhallen i anslutning till styroxfabriken.

                 Ytorna som Isora och KWH Plast betalar for forblir oforandrade.

                                                                           1 (2)

LEASE AGREEMENT

1
Lessor                Oy KWH Plast Ab, Jakobstad

2
Lessee                Isora Oy

3
Object of lease and its use

                Production and office premises pursuant to appendix 1, which are
                                                           ----------
                situated at Jarnvagen 22, together with outside spaces according to appendix 2, item 3.
                   ----------

                The lease object shall be used for the lessee's industrial activities.

4
Term of lease   The term of the lease is 5 years, from April 12, 1995 until
                April 12, 2000. The lease agreement can be terminated by either the lessee or the lessor prior to the expiration of the lease term, according to the provisions set forth in the attached general conditions.

5
Rent The rent is 325,000 marks per year. Effective as of the year 1996 and during the years following thereon, the rent shall be adjusted once a year so that it shall correspond to the 325,000 mark increase in the change in the cost of living index (average for the year), which occurred from the year 1995 until the respective year.

6
Prior right to negotiate a purchase

                In the event that a third party wishes to buy a part of or the entire lease object at conditions which the lessor is prepared to accept, the lessee shall have the right to buy the premises concerned at the same conditions as the third party. The lessee shall inform the lessor that he wishes to exercise this prior right within fourteen (14) days of the date on which it was asked about this by the lessor.

7
General conditions of the lease agreement

                In other respects the general conditions attached to this agreement, which the lessee has carefully read and with which he has familiarized himself, shall apply.


8
Entry into effect

                This lease agreement shall enter into effect when both parties have signed it.

                This lease agreement is drawn up in two identical copies, one for each of the parties to the agreement.


                Jakobstad, January 24, 1995



                Oy KWH Plast Ab                Isora Oy



                [signature]
                                               [signature]

                Peter Hglund
                                               Hannu Lehtonen

                                               [signature]

                                               Per-Ole Hjulfors

                                                                               1
(5)

GENERAL CONDITIONS

1
Payment of rent

                The lessee shall pay the rent, without special demand, semi-annually in advance, not later than the third banking day of each lease period. The first rent shall thus be paid for the period from April 13, 1995 to June 30, 1995 (79 days = 70,342 marks) and, in exceptional cases, it shall be paid in arrears together with an installment for the year 1995 which shall be paid in advance.

2
Delay of rent payment

                If payment of the rent is delayed, the unpaid amount shall be subject to interest at the rate of 16% p.a. computed as from the due date until the date of payment.

                In addition, the lessee shall reimburse the lessor for the costs incurred when the rent has to be recovered by collection or when a security has to be realized.

3
Condition of the rented premises

                The lessee, who is in agreement with the present state of the rented premises, approves same in the condition they are in at the start of the lease period. The lessee shall be committed to maintaining the premises at his own expense during the lease period and to returning them after the end of the lease period in good condition, duly observing the manner of use of the premises and the lease period and the condition the premises were in when the lease entered into effect.

4
Use and maintenance of the rented premises

                The lessee shall bear the costs of electricity and heating as well as all other necessary costs with reference to use, care and maintenance of the rented premises.

                The lessee shall also have to pay the rent for the time when use of the rented premises is prevented by virtue of regulations of the authorities or due to another cause, if the interruption is caused by the lessee's actions or neglect.

                The lessee shall be responsible for keeping the rented premises in such a condition as imposed by the authorities and by law together with the other provisions.

                The lessor shall be released of any responsibility for damage which the use of the rented premises may cause to people, animals or other real or personal property or to the environment, irrespective of whether or not the damage is caused by the lessee.

5
Basic repair    Each year, during April-May, the lessee and the lessor shall examine and agree on possible basic repairs. The lessor shall bear the costs of basic repairs.

6
Insurance of the rented premises

                The lessor shall be responsible only for the rented premises being insured at the replacement value during the lease period. The lessor shall bear the costs incurred for such insurance.

7
Damage to or destruction of the rented premises

                In the event that the rented premises suffer damage, the lessee must inform the lessor without delay. If the damage is caused by the lessee, the latter is responsible for restoring the rented premises, at his own expense, to the condition mentioned in item 3, with indemnity sought above all from the insurance company. The liability is in force irrespective of whether the damage is caused by such a cause which the insurance company does not accept as grounds for compensation.

                The lessee is required to pay the rent for the period during which the rented premises are under repair, as well as a period during which the rented premises are not used or cannot be used, because they are damaged or destroyed, in case the lessee has caused the damage. If the rented premises are insured for such a risk or if full compensation is received from the insurance company for such risk, the lessee is released from liability in the respective month. Costs attributed to the insurance, such as appraisement costs and any excess risk shares, are charged to the lessee.

                In the event that the lessee has caused the damage and the rented premises are damaged or destroyed, so that they cannot be used or repaired or are otherwise lost, and if the insurance does not cover the loss, on grounds not depending on the lessor, the lessee is required to compensate the lessor for the value of the destroyed or lost property.

8
Assignment of lease rights

                The lessee may not assign the lease rights to a third party without the written consent of the lessor. The lessee does not have the right to rent out the rented premises in their entirety or partially to other parties without the written consent of the lessor.

9
Lessor's inspection rights

                The lessor or his representative has the right to inspect the rented premises whenever he may wish to do so, provided that this can be done without thereby causing the lessee unreasonable inconvenience.

                If at such inspection defects are discovered in the condition of the rented premises or if the lessee fails to keep the rented premises in a condition according to the agreement, or if he fails to take other necessary measures to maintain the premises in a condition according to the agreement, the lessor has the right to obtain an expert opinion and, after due hearing of the lessee, take action on such defects at the lessee's expense. However, the lessee always has the right to take immediate steps to correct the defects at his own expense.

10
Cancellation of the lease agreement

                Both the lessee and the lessor have the right to cancel the lease agreement with six (6) months advance notice.


11
Lessor's right to revoke the agreement

                The lessor has the right to revoke the agreement with immediate effect and to take possession of the rented premises, as well as to take measures to rent out the premises in the event that

                a) payment of the rent is delayed by more than thirty (30) days;

                b) the lessee does not maintain the rented premises in accordance with this agreement and does not do so after urgent request to comply and correct the situation within a reasonable period of time;

                c)   the lessee enters into liquidation or declares bankruptcy;

                d) the lessee uses the rented premises for unlawful purposes or in another way substantially violates the conditions of this agreement.

12
Consequences of the cancellation of the agreement

                If the lessor annuls the agreement by virtue of the reasons set forth in article 11 above, the lessee is required to compensate the lessor for the already due and unpaid rents as well as any delay interest, as well as for

                - the costs arisen for the premises and their use or other obligations for which the lessee is liable by law or pursuant to the lease agreement and which are due the lessor in his capacity as owner of the rented premises or otherwise by virtue of the cancellation of the agreement.

13
Restoration of the rented premises on termination of the lease period

                Upon the end of the agreement, the lessee is responsible for restoring the rented premises at his expense for use by the lessor in a condition as set forth in article 3.

                In the event that the lessee fails to perform his restoration obligations regarding the rented premises or if the premises are not restored to the aforementioned condition, the lessor himself has the right to take possession of the premises and/or restore them to the aforesaid condition at the lessee's expense.

14
General

                In the event that any of the conditions of this agreement prove to be invalid, the parties agree to change or render it in such a manner that conditions found to be invalid shall be replaced by such new conditions that, from the viewpoint of the parties, lead to the greatest extent possible to the same economic end result for the parties as the present agreement.

15
Settlement of disputes

                Disputes that arise from this agreement shall be handled by the general courts of first instance in the city of Jakobstad.

[Initials]

ISORA - KWH PLAST COOPERATION

Occasion for discussion

Date                            April 20, 1990, 9:00 a.m.

Present   Groop D
          Hjulfors P-O
          Hoglund P-E
          Lehtonen Hannu
          Tirkkonen Sirkka

     1 To refresh the memory of those present, PEH presented the lease agreement between Isora and KWH Plast.

     2 The sale of steam to Isora has been discussed at length. Isora answers that the current price of 160 mk/ton is a high cost and this is a bad deal for KWH Plast.

          The reason for this is that Isora may be able to get along with unclean steam and lower pressure. For KWH, the high steam consumption is a great problem especially between 6:00 and 9.00 a.m., when the "styrox" facility starts up for the day. Afterwards, our boiler room will be unmanned, and which poses a real problem.

          One thing that must be noted in connection with the energy output is that KWH is buying back part of the energy in the form of rented spaces.

          In case that Isora's cost calculation should allow it, acquisition of a boiler could take place in 1991.

          Space utilization (which is mentioned in the minutes of October 19, 1989) was settled.


          Outer area:
          - The boundary between Isora and Jarnvagsgatan 21 has been defined and entered on the map.

          - The parking area north of the KWH Plast workshop, including the workspace behind the workshop, has also been drawn on the map.

          Inner area:
          - Isora gives up its portion of the steel-sheet hall at Jarnvagsgatan 21.
          - Isora gives up its portion of the attic floor at Jarnvagsgatan 23 as well as the "yellow pavilion."
          - Isora gets access to the newly built storage hall connected to the styrox plant.

The spaces which are paid for by Isora and KWH Plast remain unchanged.

Isora yttre omrade - Isora               Outside Area
Overenst. omsadesgr.                     Agreed boundaries
verkl. motr 34.5 m                       actual measurement 34.5 m
Jarnvagsgatan                            (street name)